                                   EXHIBIT 11

                          FLEET FINANCIAL GROUP, INC.

            COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS

                    ($ in thousands, except per share data)

                                                                  For the Three Months Ended June 30
                                                      ----------------------------------------------------------
                                                                  1997                          1996
                                                      ----------------------------  ----------------------------
                                                         PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                                      -------------  -------------  -------------  -------------
Equivalent shares:
Average shares outstanding                              253,387,722    253,387,722    263,176,421    263,176,421
Additional shares due to:
  Stock options                                           3,982,620      4,254,169      2,316,836      2,419,382
  Warrants                                                5,316,725      5,448,246      3,847,486      3,867,376
                                                      -------------  -------------  -------------  -------------
Total equivalent shares                                 262,687,067    263,090,137    269,340,743    269,463,179
                                                      -------------  -------------  -------------  -------------
Earnings per share
Net income                                            $     328,175  $     328,175  $     277,727  $     277,727
Less: Preferred stock dividends                             (16,150)       (16,150)       (19,314)       (19,314)
                                                      -------------  -------------  -------------  -------------
Adjusted net income                                   $     312,025  $     312,025  $     258,413  $     258,413
                                                      -------------  -------------  -------------  -------------
Total equivalent shares                                 262,687,067    263,090,137    269,340,743    269,463,179
                                                      -------------  -------------  -------------  -------------
Earnings per share on net income                              $1.19          $1.19          $0.96          $0.96
                                                      -------------  -------------  -------------  -------------

                                   EXHIBIT 11

                          FLEET FINANCIAL GROUP, INC.

            COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS

                    ($ in thousands, except per share data)

                                                                   For the Six Months Ended June 30
                                                      ----------------------------------------------------------
                                                                  1997                          1996
                                                      ----------------------------  ----------------------------
                                                         PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                                      -------------  -------------  -------------  -------------
Equivalent shares:
Average shares outstanding                              255,957,098    255,957,098    262,851,155    262,851,155
Additional shares due to:
  Stock options                                           3,833,552      4,367,709      2,208,956      2,556,645
  Warrants                                                5,187,222      5,448,246      3,758,732      3,867,376
                                                      -------------  -------------  -------------  -------------
Total equivalent shares                                 264,977,872    265,773,053    268,818,843    269,275,176
                                                      -------------  -------------  -------------  -------------
Earnings per share
Net income                                            $     638,866  $     638,866  $     541,529  $     541,529
Less: Preferred stock dividends                             (33,174)       (33,174)       (31,852)       (31,852)
                                                      -------------  -------------  -------------  -------------
Adjusted net income                                   $     605,692  $     605,692  $     509,677  $     509,677
                                                      -------------  -------------  -------------  -------------
Total equivalent shares                                 264,977,872    265,773,053    268,818,843    269,275,176
                                                      -------------  -------------  -------------  -------------
Earnings per share on net income                      $        2.29  $        2.28  $        1.90  $        1.89
                                                      -------------  -------------  -------------  -------------

                                          32